UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2015

MAGYAR BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51726	20-4154978
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

400 Somerset Street, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (732) 342-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Stockholders of Magyar Bancorp, Inc. (the “Company”) was held on February 18, 2015 (the “Annual Meeting”). The matters considered and voted on by the Company’s shareholders at the Annual Meeting and the vote of the shareholders was as follows:

Matter 1. The election of Andrew G. Hodulik, C.P.A. and Martin A. Lukacs, D.M.D. as directors of the Company, each to serve a three-year term and until his successor is elected and qualified.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Andrew G. Hodulik, C.P.A.	4,153,631	676,638	567,762
Martin A. Lukacs, D.M.D.	4,109,171	721,098	567,762

Matter 2

The ratification of the appointment of Baker Tilly Virchow Krause LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.

Shares Voted For	Shares Voted Against	Abstentions	Broker non-votes
5,367,766	16,725	13,540	—

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell Company Transactions. Not Applicable

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGYAR BANCORP, INC.

DATE: February 19, 2015	By:	/s/ John S. Fitzgerald
John S. Fitzgerald
President and Chief Executive Officer